Exhibit 99.1
American Apparel Reaches Agreement with Lenders to
Significantly Reduce its Debt and Interest Payments

- American Apparel plans to recapitalize through consensual pre-arranged Chapter 11 reorganization
- Retail stores, wholesale and U.S. manufacturing operations to continue without interruption; international stores not affected
- Pre-arranged agreement with 95% of secured lenders will strengthen balance sheet
- Lenders will provide the company with additional liquidity to ensure financial stability throughout the reorganization process
- Reorganization enables the implementation of the Company's transformation strategy to revitalize brand

LOS ANGELES, Oct. 5, 2015 -- American Apparel, Inc., (the Company) (NYSE MKT: APP), a vertically-integrated manufacturer, distributor, and retailer of branded fashion-basic apparel, announced today that it has reached a restructuring support agreement with 95% of its secured lenders to implement a pre-arranged financial restructuring. This reorganization will enable the Company to implement a comprehensive transformation strategy to revitalize the business and brand, while keeping its production and operations in the U.S. Throughout the implementation of this process, American Apparel will continue to operate its business without interruption to customers, employees and vendors.
The restructuring support agreement, which has been approved by the Company's board of directors, will substantially reduce the Company's debt and interest payments through the elimination of over $200 million of its bonds in exchange for equity interests in the reorganized Company, and provide the Company with access to financing during and after its restructuring. As part of this agreement, American Apparel, and certain of its domestic subsidiaries have voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Company expects to complete the restructuring within approximately six months.
Paula Schneider, American Apparel's Chief Executive Officer, commented, "This restructuring will enable American Apparel to become a stronger, more vibrant company. By improving our financial footing, we will be able to refocus our business efforts on the execution of our turnaround strategy as we look to create new and relevant products, launch new design and merchandising initiatives, invest in new stores, grow our e-commerce business, and create captivating new marketing campaigns that will help drive our business forward."
Under the restructuring support agreement, American Apparel's secured lenders will provide approximately $90 million in debtor-in-possession (DIP) financing. These supporting creditors have committed $70 million of new capital to support the reorganization and recapitalization of the business. The Company anticipates that such financing will be more than sufficient to fund its ongoing operations and pave the way for a successful reorganization. As a result of the reorganization, American Apparel's debt will be reduced from $300 million to no more than $135 million, and annual interest expense will decrease by $20 million.
American Apparel has filed with the Bankruptcy Court and expects to obtain approval for various customary motions for immediate relief to allow the Company to make certain necessary payments to employees and suppliers that will permit it to continue operating without interruption during the initial phase of the restructuring. The Company will pay all of its suppliers in full under normal terms for goods and services provided on or after the filing date of October 5, 2015. American Apparel's international operations are not affected by the reorganization in the U.S.
Schneider added, "This process will ultimately benefit our employees, suppliers, customers and valued partners. American Apparel is not only an iconic clothing brand but also the largest apparel manufacturer in North America, and we are taking this step to keep jobs in the U.S.A. and preserve the ideals for which the Company stands. In partnership with our bondholders, we can work towards a new future for the Company and concentrate on what matters: making and selling great clothing."
The Company plans to continue implementing its strategic plan, which is focused on improving product selection, cost management, improving supply chain efficiencies, SKU rationalization, maximizing retail, e-commerce and wholesale opportunities, while continuing to create award-winning marketing campaigns that are positive, inclusive and socially conscious."
American Apparel's legal advisor in connection with the restructuring is Jones Day. FTI Consulting serves as its restructuring advisor and Moelis & Company serves as its investment banker for the restructuring.
The restructuring plan is subject to satisfaction of certain customary conditions, including approvals by the Bankruptcy Court. If the restructuring transactions contemplated by the restructuring support agreement are consummated, the Company's existing common stock will be extinguished and the holders of the common stock will not receive any consideration, consistent with legal priorities.

American Apparel has set up a toll-free reorganization hotline, accessible to U.S. callers at: +1 (877) 940-7795 and international callers at +1 (614) 779-0360. Customers, employees, or other interested parties who may have questions related to the reorganization may call this hotline for more information. In addition, court filings and other documents related to the restructuring are available on a separate website administered by the Company's claims agent, Garden City Group at www.gardencitygroup.com/cases/AAI.
About American Apparel
American Apparel, Inc. (the "Company,") is a vertically-integrated manufacturer, distributor, and retailer of branded fashion-basic apparel based in downtown Los Angeles, California. As of September 30, 2015, the Company had approximately 9,000 employees and operated 227 retail stores in 19 countries including the United States and Canada. The Company also operates a global e-commerce site that serves over 50 countries worldwide at http://www.americanapparel.com. In addition, the Company operates a leading wholesale business that supplies high-quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, expectations about the timing and execution of the Company's restructuring plan, the Company's future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Company's Chapter 11 cases and impacts to its business related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the risk that the Company may not be able to consummate the restructuring transactions contemplated by the restructuring support agreement; the fact that the transactions contemplated by the restructuring support agreement, the debtor-in-possession financing agreements and documents, and the equity commitment agreement are subject to certain conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company's control; risks and uncertainties relating to the Chapter 11 cases, including but not limited to, (i) the Company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the effects of the Chapter 11 cases on the Company and on the interests of various constituents, (iii) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, (iv) the length of time the Company will operate under the Chapter 11 cases, (v) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Company's ability to consummate the restructuring transactions contemplated by the restructuring support agreement, (vi) the potential adverse effects of the Chapter 11 cases on the Company's liquidity or results of operations and (vii) increased legal and other professional costs necessary to execute the Company's reorganization; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.